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                                                                  EXHIBIT 3(ii)
                                     BYLAWS

                                       OF

                                CA SHORT COMPANY

                                   ARTICLE I

                                  STOCKHOLDERS

         SECTION 1. Place of Stockholders' Meetings. All meetings of the stockholders of the Corporation shall be held at such place or places, within or outside the State of Delaware, as may be fixed by the Board of Directors from time to time or as shall be specified in the respective notices thereof.

         SECTION 2. Date, Hour and Purpose of Annual Meetings of Stockholders. Annual Meetings of Stockholders shall be held on such day and at such time as the Directors may determine from time to time by resolution, at which meeting the stockholders shall elect, by a plurality of the votes cast at such election, a Board of Directors, and transact such other business as may properly be brought before the meeting. If for any reason a Board of Directors shall not be elected at the Annual Meeting of Stockholders, or if it appears that such Annual Meeting is not held on such date as may be fixed by the Directors in accordance with the provisions of the Bylaws, then in either such event the Directors shall cause the election to be held as soon thereafter as convenient.

         SECTION 3. Special Meetings of Stockholders. Special meetings of the stockholders entitled to vote may be called by the Chairman of the Board, the President or any Vice-President, the Secretary or by the Board of Directors.

         SECTION 4. Notice of Meetings of Stockholders. Except as otherwise expressly required or permitted by the laws of Delaware, not less than ten days nor more than sixty days before the date of every stockholders' meeting the Secretary shall give to each stockholder of record entitled to vote at such meeting written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Such notice, if mailed, shall be deemed to be given when deposited in the United States mail, with postage thereon prepaid, addressed to the stockholder at the post office address for notices to such stockholder as it appears on the records of the Corporation.

         An Affidavit of the Secretary or an Assisting Secretary or of a transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.


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         SECTION 5.  Quorum of Stockholders.

         (a) Unless otherwise provided by the laws of Delaware, at any meeting of the stockholders the presence in person or by proxy of stockholders entitled to case a majority of the votes thereat shall constitute a quorum.

         (b) At any meeting of the stockholders at which a quorum shall be present, the holders of a majority of shares representing votes entitled to be cast, which holders are present in person or by proxy, may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting other than announcement at the meeting shall not be required to be given, except as provided in paragraph (d) below and except where expressly required by law.

         (c) At any adjourned meeting at which a quorum shall be represent, any business may be transacted which might have been transacted at the meeting originally called, but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof, unless a new record date is fixed by the Board of Directors.

         (d) If an adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjournment meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

         SECTION 6. Chairman and Secretary of Meeting. The Chairman, or in his absence, the President, or in his absence, any Vice-President, shall preside at meetings of the stockholders. The Secretary shall act as secretary of the meeting, or in his absence an Assistant Secretary shall act, or if neither is present, then the presiding officer shall appoint a person to act as secretary of the meeting.

         SECTION 7. Voting by Stockholders. Except as may be otherwise provided by the Certificate of Incorporation or by these Bylaws, at every meeting of the stockholders each stockholder shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation on the record date for the meeting. All elections and questions shall be decided by the vote of a majority in interest of the stockholders present in person or represented by proxy and entitled to vote at the meeting, except as otherwise permitted or required by the laws of Delaware, the Certificate of Incorporation or these Bylaws.

         SECTION 8. Proxies. Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by his attorney-in-fact. Every proxy shall be in writing, subscribed by the stockholder or his duly authorized attorney-in-fact, but need not be dated, sealed, witnessed or acknowledged.

         SECTION 9. List of Stockholders.

         (a) At least ten days before every meeting of stockholders, the Secretary shall prepare or case to be prepared a complete list of the stockholders entitled to vote at the meeting,


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arranged, in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder.

         (b) During ordinary business hours, for a period of at least ten days prior to the meeting, such list shall be open to examination by any stockholder for any purpose germane to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

         (c) The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and it may be inspected by any stockholder who is present.

         (d) The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

                                   ARTICLE II

                                   DIRECTORS

         SECTION 1. Powers of Directors. The property, business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all the powers of the Corporation except such as are by the laws of Delaware or the Certificate of Incorporation or these Bylaws required to be exercised or done by the stockholders.

         SECTION 2. Number, Method of Election, Terms of Office Directors. The number of Directors which shall constitute the whole Board of Directors shall be such as from time to time shall be determined by resolution of the Board of Directors, but the number shall not be less than three provided that the tenure of a Director shall not be affected by any decrease in the number of Directors so made by the Board. Each Director shall hold office until his successor is elected and qualified, provided however that a Director may resign at any time.

         SECTION 3. Vacancies on Board of Directors.

         (a) Any Director may resign his office at any time by delivering his resignation in writing to the Chairman or the President or the Secretary. It will take effect at the time specified therein, or if no time is specified, it will be effective at the time of its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

         (b) Any vacancy or newly created Directorship resulting from any increase in the authorized number of Directors may be filled by vote of a majority of the Directors then in office, though less than a quorum, and any Director so chosen shall hold office until the next annual


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election of Directors by the stockholders and until his successor is duly elected and qualified, or until his earlier resignation or removal.

         SECTION 4. Meetings of the Board of Directors.

         (a) The Board of Directors may hold their meetings, both regular and special, either within or outside the State of Delaware.

         (b) Regularly scheduled meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by resolution of the Board of Directors.

         (c) The first meeting of each newly elected Board of Directors except the initial Board of Directors shall be held as soon as practicable after the Annual Meeting of the stockholders for the election of officers and the transaction of such other business as may come before it.

         (d) Special meetings of the Board of Directors shall be held whenever called by direction of the Chairman or the President or at the request of Directors constituting one-third of the number of Directors then in office, but not less than two Directors.

         (e) The Secretary shall give notice to each Director of any meeting of the Board of Directors except for regularly scheduled meetings by mailing the same at lease two days before the meeting or by telegraphing or delivering the same not later than the day before the meeting. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting. Any and all business may be transacted at any meeting of the Board of Directors. No notice of any adjourned meeting need by given. No notice to or waiver by any Director shall be required with respect to any meeting at which the Director is present.

         SECTION 5. Quorum and Action. One-third of the entire Board of Directors, but in no event less than two Directors, shall constitute a quorum for the transaction of business; but if there shall be less than a quorum at any meeting of the Board, a majority of those present may adjourn the meeting from time to time. Unless otherwise provided by the laws of Delaware, the Certificate of Incorporation or these Bylaws, the act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

         SECTION 6. Presiding Officer and Secretary of Meeting. The Chairman or, in his absence, a member of the Board of Directors selected by the members present, shall preside at meetings of the Board. The Secretary shall act as secretary of the meeting, but in his absence the presiding officers shall appoint a secretary of the meeting.

         SECTION 7. Action of Consent Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the records of the Board or committee.

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         SECTION 8. Executive Committee. The Board of Directors may appoint from among its members and from time to time may fill vacancies in an Executive Committee to serve during the pleasure of the Board. The Executive Committee shall consist of three members, or such greater number of members as the Board of Directors may by resolution from time to time fix. One of the such members shall be the Chairman of the Board, who shall be the presiding officer of the Committee. During the intervals between the meetings of the Board, the Executive Committee shall possess and may exercise all of the powers of the Board in the management of the business and affairs of the Corporation conferred by these Bylaws or otherwise. The Committee shall keep a record of all its proceedings and report the same to the Board. A majority of the members of the Committee shall constitute a quorum. The act of a majority of the members of the Committee present at any meeting at which a quorum is present shall be the act of the Committee.

         SECTION 9. Other Committees. The Board of Directors may also appoint from among its members such other committees of one or more Directors as it may from time to time deem desirable, and may delegate to such committees such powers of the Board as it may consider appropriate.

         SECTION 10. Compensation of Directors. Directors shall receive such reasonable compensation for their service on the Board of Directors or any committees thereof, whether in the form of salary or a fixed fee for attendance at meetings, or both, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any Director from serving in any other capacity and receiving compensation therefor.

                                  ARTICLE III

                                    OFFICERS

         SECTION I. Executive Officers of the Corporation. The Board of Directors shall elect a Chairman of the Board, a President, a Secretary and a Treasurer and, in its discretion, such number of Vice Presidents and such other executive officers as the Board may from time to time determine, none of whom need be a member of the Board except the Chairman of the Board. Any two offices except those of President and a Vice President or President and Secretary may be filled by the same person.

         SECTION 2. Additional Officers. The Board of Directors may appoint additional Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

         SECTION 3. Salaries. The salaries of all officers and agents of the Corporation specially appointed by the Board shall be fixed by the Board of Directors.

         SECTION 4. Term, Removal and Vacancies. The officers of the Corporation shall hold office until their respective successors are chosen and qualify. Any officer elected or appointed by

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the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

         SECTION 5. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and of the stockholders and shall be a Chief Executive Officer of the Corporation. He shall have general charge and supervision of the business of the Corporation and shall exercise and perform all the duties incident to the office of Chief Executive Officer. He shall have direct supervision of the officers and shall also exercise and perform such powers and duties as may be assigned to him by the Board of Directors. In the absence or disability of the Chairman of the Board: (a) the President shall preside at all meetings of the Board of Directors and of the stockholders, and (b) the powers and duties of the Chairman of the Board shall be exercised by the President until such authority is altered by action of the Board of Directors. The Chairman of the Board shall present to the Annual Meeting of Stockholders a report of the business of the preceding fiscal year.

         SECTION 6. President. The President shall have such powers and perform such duties as are provided in these Bylaws or as may be delegated to him by the Chairman of the Board, and shall perform such other duties as may from time to time be assigned to him by the Board of Directors. In the absence of the Chairman of the Board, the President shall preside at all meeting of the Board of Directors and the stockholders.

         SECTION 7. Powers and Duties of Vice-Presidents. Any Vice-President designated by the Board of Directors shall, in the absence, disability, or inability to act of the president, perform all duties and exercise all the powers of the President and shall perform such other duties as the Board may from time to time prescribe. Each Vice-President shall have such other powers and shall perform such other duties as may be assigned to him by the Board.

         SECTION 8. Powers and Duties of Treasurer and Assistant Treasurers:

         (a) The Treasurer shall have the care and custody of all the funds and securities of the Corporation except as may be otherwise ordered by the Board of Directors, and shall cause such funds to be deposited to the credit of the Corporation in such bands or depositories as may be designated by the Board of Directors, the Chairman, the President or the Treasurer, and shall cause such securities to be placed in safekeeping in such manner as may be designated by the Board of Directors, the Chairman, the President or the Treasurer.

         (b) The Treasurer, or an Assistant Treasurer, or such other person or persons as may be designated for such purpose by the Board of Directors, the Chairman, the President or the Treasurer, may endorse in the name and on behalf of the Corporation all instruments for the payment of money, bills of lading, warehouse receipts, insurance policies and other commercial documents requiring such endorsement.

         (c) The Treasurer, or an Assistant Treasurer, or such other person or persons as may be designated for such purpose by the Board of Directors, the Chairman, the President or the


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Treasurer, may sign all receipts and vouchers for payments made to the
Corporation; he shall render a statement of the cash account of the Corporation to the Board of Directors as often as it shall require the same; he shall enter regularly in books to be kept by him for that purpose full and accurate accounts of all moneys received an paid by him on account of the Corporation and of all securities received and delivered by the Corporation.

         (d) Each Assistant Treasurer shall perform such duties as may from time to time by assigned to him by the Treasurer or by the Board of Directors. In the event of the absence of the Treasurer or his incapacity or inability to act, then any Assistant Treasurer may perform any of the duties and may exercise any of the powers of the Treasurer.

     SECTION 9.  Powers and Duties of Secretary and Assistant Secretaries.

         (a) The Secretary shall attend all meetings of the Board, all meetings of the stockholders, and shall keep the minutes of all proceedings of the stockholders and the board of Directors in proper books provided for that purpose. The Secretary shall attend to the giving and serving of all notices of the corporation in accordance with the provisions of the Bylaws and as required by the laws of Delaware. The Secretary may, with the President, a Vice-President or other authorized officer, sign all contracts and other documents in the name of the Corporation. He shall perform such other duties as may be prescribed in these Bylaws or assigned to him and all other acts incident to the position of Secretary.

         (b) Each Assistant Secretary shall perform such duties as may from time to time by assigned to him by the Secretary or by the Board of Directors. In the event of the absence of the Secretary or his incapacity or inability to act, then any assistant Secretary may perform any of the duties and may exercise any of the powers of the Secretary.

         (c) In no case shall the Secretary or any Assistant Secretary, without the express authorization and direction of the Board of Directors, have any responsibility for, or any duty or authority with respect to, the withholding or payment of any federal, state or local taxes of the Corporation, or the preparation or filing of any tax return.

                                   ARTICLE IV

                                 CAPITAL STOCK

         SECTION 1. Stock Certificates.

         (a) Every holder of stock in the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the Chairman or the President or a Vice-President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares owned by him.


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         (b) If such a certificate is countersigned by a transfer agent other than the Corporation or its employee, or by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles and, if permitted by Delaware law, any other signature on the certificate may be a facsimile.

         (c) In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may issued by the Corporation with the same effect as if he were such officer at the date of issue.

         (d) Certificates of stock shall be issued in such form not inconsistent with the Certificate of Incorporation as shall be approved by the Board of Directors. They shall be numbered and registered in the order in which they are issued. No certificate shall be issued until fully paid.

         SECTION 2. Record Ownership. A record of the name and address of the holder of each certificate, the number of shares represented thereby, and the date of issue thereof shall be made on the Corporation's books. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact hereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by the laws of Delaware.

         SECTION 3. Transfer of Record Ownership. Transfers of stock shall be made on the books of the Corporation only by direction of the person named in the certificate or his attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.

         SECTION 4. Lost, Stolen or Destroyed Certificates. Certificates representing shares of the stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed in such manner an don such terms and conditions as the Board of Directors from time to time may authorize.

         SECTION 5. Transfer Agent, Registrar, Rules Respecting Certificates. The Corporation shall maintain one or more transfer offices or agencies where stock of the Corporation shall be transferable. The Corporation shall also maintain one or more registry offices where such stock shall be registered. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates.

         SECTION 6. Fixing Record Date for Determination of Stockholders of Record. The Board of Directors may fix in advance a date as the record date for the purpose of determining the stockholders entitled to notice of, or to vote at, any meeting of the stockholders or any adjournment thereof, or the stockholders entitled to receive payment of any dividend or other

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distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or to express consent to corporate action in writing without a meeting, or in order to make a determination of the stockholders for the purpose of any other lawful action. Such record date in any case shall not be more than sixty days nor less than ten days before the date of a meeting of the stockholders, nor more than sixty days prior to any other action requiring such determination of the stockholders. A determination of stockholders of record entitled to notice or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                    ARTICLE V

                      SECURITIES HELD BY THE CORPORATION

         SECTION 1. Voting. Unless the Board of Directors shall otherwise order, the Chairman, the President, any Vice-President or the Treasurer shall have full power and authority on behalf of the Corporation to attend, act and vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock and at such meeting to exercise any or all rights and powers incident to the ownership of such stock, and to execute on behalf of the Corporation a proxy or proxies empowering another or others to act as aforesaid. The Board of Directors from time to time may confer like powers upon any other person or persons.

        Section 2. General Authorization to Transfer Securities Held by the Corporation.

         (a) Any of the following officers, to-wit: the Chairman, the President , any Vice-President, the Treasurer, the Secretary or any Assistant Secretary of the Corporation shall be and are hereby authorized and empowered to transfer, convert, endorse, sell, assign, set over and deliver any and all shares of stock, bonds, debentures, notes, subscription warrants, stock purchase warrants, evidences of indebtedness, or other securities now or hereafter standing in the name of or owned by the Corporation, and to make, execute and deliver under the seal of the Corporation any and all written instruments of assignments and transfer necessary or proper to effectuate the authority hereby conferred.

         (b) Whenever there shall be annexed to any instrument of assignment and transfer executed, pursuant to and in accordance with the foregoing paragraph
(a), a certificate of the Secretary or an Assistant Secretary of the Corporation in office at the date of such certificate setting forth the provisions hereof and stating that they are in full force and effect and setting forth the names of persons who are then officers of the Corporation, then all persons to who such instrument and annexed certificate shall thereafter be entitled, without further inquiry or investigation and regardless of the date of such certificate, to assume and to act in reliance upon the assumption that the shares of stock or other securities named in such instrument were theretofore duly and properly transferred, endorsed, sold, assigned, set over and delivered by the Corporation, and that with respect to such securities the authority of these provisions of the Bylaws and of such officers is still in full force and effect.



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                                  ARTICLE VII

                               GENERAL PROVISIONS

         SECTION 1. Signatures of Officers. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate. The signature of any officer upon any of the foregoing instruments may be a facsimile whenever authorized by the Board.

         SECTION 2. Fiscal Year. The fiscal year of the Corporation shall end on December 31 unless otherwise fixed by resolution of the Board of Directors.

         SECTION 3. Seal. The Corporation may, but need not, have a corporate seal, which seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal, Delaware." Said seal may be used for causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

                                  ARTICLE VIII

                      WAIVER OF OR DISPENSING WITH NOTICE

         Whenever any notice of the time, place or purpose of any meeting of the stockholders, Directors or a committee is required to be given under the laws of Delaware, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the holding thereof, or actual attendance at the meeting in person, or in the case of the stockholders, by his attorney-in-fact, shall be deemed equivalent to the giving of such notice to such persons. No notice need by given to any person with whom communication is made unlawful by any law of the United States or any rule, regulation, proclamation or executive order issued under any such law.

                                   ARTICLE IX

                              AMENDMENT OF BYLAWS

         These Bylaws, or any of them, may from time to time be supplemented, amended or repealed by the Board of Directors, or by the vote of a majority in interest of the stockholders represented and entitled to vote at any meeting at which a quorum is present.



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                                   ARTICLE X

                                INDEMNIFICATION

         SECTION 1. Each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefits plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee or agent shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Subsection (b) of this Article, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part hereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

         The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a Director or officer in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such person while a Director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of Directors and officers.

         SECTION 2. If a claim under Subsection (a) of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time hereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of


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its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         SECTION 3. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested Directors or otherwise.

         SECTION 4. The Corporation may maintain insurance, at is expense, to protect itself and any Director, officer, employee or agent of the Corporation or another Corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         SECTION 5. As used in this Article, references to "the Corporation" shall include, in addition to the resulting or surviving corporation, any constituent corporation absorbed in a consolidation or merger which, if its separate existence had continued , would have had power and authority to indemnify its Directors, officers, employees and agents, so that any person who is or was a Director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         SECTION 6. If this Article or any portion hereof shall have invalidated on any ground by a court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Director, officer, employee and agent of the Corporation as to expenses (including attorney's fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding and an action by the Corporation, to the fullest extent permitted (i) by any applicable portion of this Article that shall not have been invalidated or (ii) by any other applicable law.


Dated November 12, 1996




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